EXHIBIT 32.2

Certification

Pursuant to 18 U.S.C. Section 1350, I, Leon J. Level, Vice President and Chief Financial Officer of Computer Sciences Corporation (the "Company"), hereby certify that:

(1)

the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2003	/s/Leon J. Level Leon J. Level Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.